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                                                                     EXHIBIT 8.1

                                  July 20, 2004

Doral Financial Corporation
1451 F.D. Roosevelt Avenue
San Juan, Puerto Rico 00920

Ladies and Gentlemen:

         We have acted as your counsel in connection with the preparation and filing of a Registration Statement on Form S-3 (File No. 333-116388) (the "Registration Statement") relating to the public offering of $350,000,000 aggregate principal amount of Floating Rate Senior Notes due July 10, 2007 (the "Securities") of Doral Financial Corporation, a Puerto Rico corporation (the "Company").

         We have examined the prospectus supplement relating to the Securities (the "Prospectus Supplement"), dated July 15, 2004, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act") and have reviewed the summary of the material federal and Puerto Rico income tax considerations of the proposed offering described in the Prospectus Supplement (the "Summary") appearing under the caption "Tax Considerations." We have also reviewed such other documents and instruments and have examined such questions of law as we have considered necessary for the purpose of this opinion. In addition, we have relied on certificates of officers of the Company as to certain factual matters.

         It is our opinion that the statements of law contained in the Summary, subject to the limitations stated in the Summary and below, while not purporting to discuss all federal and Puerto Rico income tax ramifications of the offering, are accurate statements of the material federal and Puerto Rico tax consequences to the investors who purchase Securities in the offering described in the Prospectus Supplement.

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         Our opinion is based upon the review of the Prospectus Supplement and of applicable federal and Puerto Rico income tax statutes, regulations, rulings and decisions, as now in effect. A change in any of the foregoing could necessitate a change in our opinion. In addition, our opinion pertains only to the accuracy of the statements of law contained in the Summary. As to the statements of fact, we are relying upon your representation that such factual matters are accurate.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Tax Considerations" in the Prospectus Supplement In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                            Very truly yours,

                                            /s/ Pietrantoni Mendez & Alvarez LLP

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